JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of June 7, 2006 (this “Agreement”), by and among AMEGY BANK NATIONAL ASSOCIATION (the “Lender”), KRATON POLYMERS LLC, a Delaware limited liability corporation, as the borrower (“Company”), each of the Guarantors listed on the signature pages hereto (the “Guarantors”), and UBS AG, STAMFORD BRANCH, as Administrative Agent.

RECITALS:

WHEREAS, reference is hereby made to the CREDIT AND GUARANTY AGREEMENT, dated as of December 23, 2003 (as amended pursuant to that certain Amendment No. 1 to Credit and Guaranty Agreement dated as of March 4, 2004, that certain Amendment No. 2 to Credit and Guaranty Agreement dated as of October 21, 2004, that certain Amendment No. 3 to Credit and Guaranty Agreement dated as of February 16, 2006, and that certain Amendment No. 4 to Credit and Guaranty Agreement dated as of May 12, 2006, and as further amended, restated supplemented or otherwise modified from time to time, the “Credit Agreement’’; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Company, the Guarantors, the Lenders party thereto from time to time, Goldman Sachs Credit Partners L.P. and UBS Securities LLC, as Lead Arrangers, and UBS AG, Stamford Branch, as Administrative Agent and Collateral Agent;

WHEREAS, reference is hereby made to Amendment No. 4 to Credit and Guaranty Agreement dated as of May 12, 2006 (“Amendment No. 4”) among the Company, the Guarantors, the Lenders party thereto and the Administrative Agent.

WHEREAS, subject to the terms and conditions of Amendment No. 4, Company may increase the existing Revolving Commitments by an amount up to $20,000,000 by entering into one or more Joinder Agreements with Eligible Assignees.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

The Lender hereby agrees to commit to provide its respective Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

The Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement (this “Agreement”); (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Administrative Agent and Syndication Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to Administrative Agent and Syndication Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Each Lender hereby agrees to make its Commitment on the following terms and conditions:

1.	Increase in Revolving Commitments. This Agreement represents Company’s request to increase the amount of Revolving Commitments (the “New Revolving Loan Commitments”) by an amount equal to that set forth opposite the name of the Lender on Schedule A hereto as of the date hereof (the “Increased Amount Date”).

2.	Assignments and Purchases. The Lender hereby agrees, to the extent deemed necessary by, and in such manner as is satisfactory to, the Administrative Agent, (a) to purchase from each Lender holding Revolving Commitments, at the principal amount thereof (together with accrued interest), interests in the Revolving Loans outstanding on the Increased Amount Date and (b) to assign to each other lender with New Revolving Loan Commitments from time to time after the Increased Amount Date, in each case as shall be necessary in order that, after giving effect to all such assignments and purchases, the Revolving Loans will be held by existing Revolving Loan Lenders and lenders with New Revolving Loan Commitments ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Loan Commitments to the Revolving Commitments.

3.	New Lenders. If the Lender is not already a party to the Credit Agreement, it acknowledges and agrees that upon its execution of this Agreement, it shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

4.	Credit Agreement Governs. New Revolving Loan Commitments and any borrowings made thereunder (“New Revolving Loans”) shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

5.	Eligible Assignee. By its execution of this Agreement, the Lender represents and warrants that it is an Eligible Assignee.

6.	Notice. For purposes of the Credit Agreement, the initial notice address of the Lender shall be as set forth below its signature below.

7.	Non-US Lenders. If the Lender is a Non-US Lender, delivered herewith to Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as the Lender may be required to deliver to Administrative Agent pursuant to subsection 2.20(c) of the Credit Agreement.

8.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

9.	Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

10.	GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

11.	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

12.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the date first referenced above.

AMEGY BANK NATIONAL ASSOCIATION

By: /s/ Laif Afseth
Name: Laif Afseth
Title: Senior Vice President

Notice Address:
1801 Main Street
TH-A007-5765
Houston, Texas 77002

Attention: Maxine Hunter, Faye Cain
Telephone: 713-232-6355, 713-232-6363
Facsimile: 713-693-7467

KRATON POLYMERS LLC

By: /s/ Raymond K. Guba
Name: Raymond K. Guba
Title: Vice President and Chief Financial Officer

GUARANTORS:

POLYMER HOLDINGS LLC

ELASTOMERS HOLDINGS LLC
KRATON POLYMERS U.S. LLC
KRATON POLYMERS CAPITAL CORPORATION

By: /s/ Raymond K. Guba
Name: Raymond K. Guba
Title: Vice President and Chief Financial Officer

Consented to by:

UBS AG, STAMFORD BRANCH
as Administrative Agent

By: /s/ Richard L. Tavrow
Name: Richard L. Tavrow
Title: Director Banking Product Services, US

By: /s/ Vladimira Holeckova
Name: Vladimira Holeckova
Title: Associate Director Banking Product Services, US

SCHEDULE A
TO JOINDER AGREEMENT

Name of Lender	Type of Commitment	Amount
AMEGY BANK NATIONAL ASSOCIATION	New Revolving Loan Commitment	$15,000,000